SCHEDULE 5

TO THE TRANSFER AGENCY SERVICES AGREEMENT BETWEEN

THE TRUST AND CITI FUND SERVICES OHIO, INC.

List of Funds

The Value Equity Portfolio

The Institutional Value Equity Portfolio

The Growth Equity Portfolio

The Institutional Growth Equity Portfolio

The Small Capitalization – Mid Capitalization Equity Portfolio

The Institutional Small Capitalization – Mid Capitalization Equity Portfolio

The Real Estate Securities Portfolio

The Commodity Returns Strategy Portfolio

The ESG Growth Portfolio

The Catholic SRI Growth Portfolio

The International Equity Portfolio

The Institutional International Equity Portfolio

The Emerging Markets Portfolio

The Core Fixed Income Portfolio

The Fixed Income Opportunity Portfolio

The U.S. Government Fixed Income Securities Portfolio

The Inflation Protected Securities Portfolio

The U.S. Corporate Fixed Income Securities Portfolio

The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio

The Short-Term Municipal Bond Portfolio

The Intermediate Term Municipal Bond Portfolio

The Intermediate Term Municipal Bond II Portfolio

Effective March 27, 2015

Amended December 15, 2015 – Add The ESG Growth Portfolio and The Catholic SRI Growth Portfolio

Schedule 6 Services Agreement